Exhibit 32.1

                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Six Diamond Resorts International (the "Company") on Form 10-KSB for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frank M. DeLape, Executive Chairman and Principal Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     *    The Report fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d)); and

     * The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  March 28, 2008           By: /s/ Frank M. DeLape
                                   -------------------------------
                                   Frank M. DeLape, Executive
                                   Chairman and Principal Executive
                                   Officer

A signed original of this written statement required by
Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Six Diamond Resorts International and will be retained by Six Diamond Resorts International and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.